SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 7, 1999

                           MEDICAL MANAGER CORPORATION
             (Exact name of Registrant as specified in its charter)

   Delaware                         0-17822                      22-2975182
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

669 River Drive, River Drive Center II,
         Elmwood Park, NJ                                           07407
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (201) 703-3400

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Item 5.  Other Events.

                  On December 7, 1999, Medical Manager Corporation, a Delaware corporation (the "Company"), entered into a definitive agreement with Physician Computer Network, Inc. providing for the acquisition by the Company of substantially all of the operating assets of Physician Computer Network, Inc., one of the nation's largest providers of physician practice management systems, for a purchase price of $53 million, plus the assumption of certain liabilities. The Company will exchange $15.5 million in cash and $37.5 million in shares of its common stock and assume certain liabilities in exchange for substantially all of the operating assets of Physician Computer Network, Inc. and its subsidiaries. The consummation of the acquisition is subject to satisfaction of certain conditions which include Hart-Scott-Rodino clearance and confirmation of the Plan of Reorganization. The Company has announced the transaction through a press release dated December 7, 1999.



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                                  EXHIBIT INDEX

Exhibit
  No.               Description
-------             -----------

 99.1               Press Release, dated December 7, 1999.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MEDICAL MANAGER CORPORATION

Date:  December 8, 1999                           By: /s/ Charles A. Mele
                                                  -----------------------------
                                                  Name:   Charles A. Mele
                                                  Title:  Vice President and
                                                          General Counsel